UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 12, 2005

Date of Report (Date of earliest event reported)

EPL INTERMEDIATE, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-115644	13-4092105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Michelson Drive, Suite 550, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

(949) 399-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 8.01.	Other Events.

EPL Intermediate, Inc. (the “Company”) announced on October 12, 2005 that, in connection with its Stock Purchase Agreement dated as of September 27, 2005, it is offering to purchase for cash any and all of its outstanding $70,000,000 aggregate principal amount of 12.5% Senior Discount Notes due 2010 (the “Notes”), on the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated October 12, 2005 and the accompanying Letter of Transmittal and Consent. The Company is also soliciting consents from holders of the Notes for certain amendments that would, among other things eliminate substantially all of the restrictive covenants and certain of the events of default contained in the indenture under which the Notes were issued.

The consummation of the tender offer and consent solicitation is subject to a number of conditions, as further described in the subject press release. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release by EPL Intermediate, Inc., dated October 12, 2005

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This Form 8-K contains forward-looking statements, which are statements that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. They may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will,” “should,” “may,” “could” or words or phrases of similar meaning. The statements reflect management’s current expectations regarding future events. Risk factors that could cause actual results to differ materially from those expressed in the forward-looking statements include those risk factors listed from time to time in the company’s reports filed with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement, whether as the result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPL INTERMEDIATE, INC.

Dated: October 12, 2005	By:	/s/ Joseph Stein
Joseph Stein
Vice President and Treasurer

Exhibit Index

Exhibit Number	Description
99.1	Press Release by EPL Intermediate, Inc., dated October 12, 2005